Exhibit 8.2

September 23, 2003

Palm, Inc.

400 N. McCarthy Blvd.

Milpitas, California 95035

Ladies and Gentlemen:

We have acted as counsel to Palm, Inc., a Delaware corporation (“Parent”), in connection with the preparation and execution of the Agreement and Plan of Reorganization (the “Agreement”), dated as of June 4, 2003, by and among Parent, Peace Separation Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent, Harmony Acquisition Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and Handspring, Inc., a Delaware corporation (the “Company”), pursuant to which, among other things, all of the shares of PalmSource, Inc., a Delaware corporation (“PalmSource”), held by Parent will be distributed to the stockholders of Parent (the “Distribution”). The Distribution and certain other proposed transactions are described in the Registration Statement on Form S-4 of PalmSource (the “Registration Statement”), which includes the Prospectus relating to the Distribution. This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, the Internal Revenue Service private letter ruling issued to Palm on December 9, 2002 (the “IRS Ruling”) and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Distribution will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all relevant times of the statements, representations and warranties made in the Agreement or the Prospectus and (iii) the delivery to us of a representation letter by Parent.

Based upon and subject to the foregoing, we are of the opinion that those changes in facts and circumstances that have occurred since the issuance of the IRS Ruling will not adversely affect the validity of the IRS Ruling. Because our opinion is being delivered prior to the consummation of the proposed transactions described in the Registration Statement, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the material United States federal income tax consequences of the Distribution or that contrary positions may not be taken by the Internal Revenue Service. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

Palm, Inc.

September 23, 2003

Our opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Registration Statement under the caption “Material U. S. Federal Income Tax Consequences of the PalmSource Distribution.” In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation